EX-99.(h)(20)

                     AMENDMENT TO TRANSFER AGENCY AGREEMENT
                              JNL VARIABLE FUND LLC


     AMENDMENT made as of this 17th day of January, 2006, by and between JNL Variable Fund LLC, a Delaware limited liability corporation ("the Variable Fund"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("JNAM").

                                   WITNESSETH

     WHEREAS, the Variable Fund and JNAM entered into a Transfer Agency Agreement (the "Agreement") dated January 31, 2001;

     WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate Funds ("Fund") of the Variable Fund and the owners of record thereof; and

     WHEREAS, a new fund has been added; and

     WHEREAS, the name of certain funds have been changed.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated January 17, 2006, attached hereto.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:                      JNL VARIABLE FUND LLC


_________________________    By:________________________________
                                 Susan S. Rhee
                                 As Its Vice President, Counsel and Secretary

ATTEST:                      JACKSON NATIONAL ASSET
                             MANAGEMENT, LLC

_________________________    By:________________________________
                                 Andrew B. Hopping
                                 As Its President


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                                    EXHIBIT A

                                January 17, 2006


                  JNL/Mellon Capital Management Dow SM 10 Fund
                  JNL/Mellon Capital Management S&P(R) 10 Fund
                  JNL/Mellon Capital Management Global 15 Fund
                  JNL/Mellon Capital Management 25 Fund
                  JNL/Mellon Capital Management Select Small-Cap Fund JNL/Mellon Capital Management Nasdaq(R) 15 Fund JNL/Mellon Capital Management Value Line(R) 25 Fund JNL/Mellon Capital Management DowSM Dividend Fund JNL/Mellon Capital Management VIP Fund
                  JNL/Mellon Capital Management JNL 5 Fund
                  JNL/Mellon Capital Management Communications Sector Fund JNL/Mellon Capital Management Consumer Brands Sector Fund JNL/Mellon Capital Management Oil & Gas Sector Fund JNL/Mellon Capital Management Financial Sector Fund JNL/Mellon Capital Management Healthcare Sector Fund JNL/Mellon Capital Management Technology Sector Fund